Exhibit 99.1

Dayton Power & Light Seeks Bids for Renewable Energy

DAYTON, Ohio, July 25th, 2008 – Dayton Power & Light Company (DP&L), a subsidiary of DPL Inc. (NYSE: DPL), has issued a request for proposals (RFP) for renewable energy resources.

“DP&L is taking this initial step to expand our portfolio of generation to include renewable energy resources,” said Paul Barbas, DPL president and chief executive officer.  “Our goal, as it has always been, is to act in an environmentally responsible and compliant manner while controlling costs for our customers.  Soliciting competitive bids to meet our renewable needs should help drive the development of economically viable renewable alternatives.”

In keeping with the recently passed Ohio energy legislation, Ohio Amended Substitute Senate Bill 221 (S.B. 221), DP&L is seeking a minimum of 38,000 megawatt-hours (MWh) of energy from renewable energy resources by the end of 2009.  Six hundred twenty five (625) MWh of this energy is to include solar photovoltaic or solar thermal energy.  Within cost limits set forth in the bill, these requirements will continue to grow to an approximate need of 552,000 MWh of renewable energy resources by the end of 2015, which includes approximately 24,000 MWh of solar energy.  In selecting bids, DP&L will consider the requirement that at least 50% of its renewable energy come from within the state.

Renewable energy resources, as defined by S.B. 221, include wind, solar, hydro, geothermal, and fuel derived from solid waste.  The Public Utilities Commission of Ohio (PUCO) will soon issue proposed rules related to alternative energy portfolio standards.  DP&L reserves the right to modify its RFP based on the PUCO rules.

All proposals submitted in response to this RFP must be received by DP&L no later than September 12, 2008.  Complete RFP information can be found at www.dplinc.com/renewablerfp.pdf.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy company.  DPL’s principal subsidiaries include The Dayton Power & Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 515,000 retail customers in West Central Ohio; DPLE engages in the operation of peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers.  DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions.  Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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